NEITHER THESE SECURITIES NOR THE SECURITIES ISSUABLE UPON EXERCISE OF THESE SECURITIES HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THESE SECURITIES AND THE SECURITIES ISSUABLE UPON EXERCISE OF THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT SECURED BY SUCH SECURITIES.

ORGANIC TO GO FOOD CORPORATION

CONDITIONAL WARRANT

Warrant No. [ ]	Original Issue Date: February [ ], 2008

Organic To Go Food Corporation, a Delaware corporation (the "Company"), hereby certifies that, for value received, W.Health L.P., a limited partnership organized under the laws of the Bahamas or its registered assigns (the "Holder"), is entitled to purchase from the Company such number of shares of Common Stock, calculated as of the initial Date of Exercise, equal to twenty percent (20%) of the total number of outstanding shares of capital stock of Company on a fully diluted basis, taking into account the issuance of Conditional Warrant Share hereunder, determined in accordance with the treasury stock method under United States Generally Accepted Accounting Principles (each such share, a "Conditional Warrant Share" and all such shares, the "Conditional Warrant Shares"), at any time and from time to time from and after an Exercise Event and through and including the Expiration Date, and subject to the following terms and conditions:

1.  Definitions. As used in this Conditional Warrant, the following terms shall have the respective definitions set forth in this Section 1. Capitalized terms that are used and not defined in this Conditional Warrant that are defined in the Purchase Agreement (as defined below) shall have the respective definitions set forth in the Purchase Agreement.

"Business Day" means any day except Saturday, Sunday and any day that is a federal legal holiday in the United States or a day on which banking institutions in the State of New York are authorized or required by law or other government action to close.

"Common Stock" means the common stock of the Company, par value $0.001 per share, and any securities into which such common stock may hereafter be reclassified.

“Exercise Event” means the occurrence of one of the following events: (1) the Company fails to become listed on The NASDAQ Stock Market (“NASDAQ”) or the American Stock Exchange (“AMEX”) before the third anniversary of the Original Issue Date; (2) within the first two years after the Company is first listed on NASDAQ, it fails for a period greater than 90 consecutive or nonconsecutive days, in the aggregate, to comply with NASDAQ continued listing requirements; (3) within the first two years after the Company is first listed on AMEX, it fails for a period greater than 90 consecutive or nonconsecutive days, in the aggregate, to maintain: (a) a market capitalization of at least $50.00 million; (b) a public float of at least $15.00 million; (c) a closing price per share of its Common Stock of at least $2.00 (subject to adjustments in accordance with Section 9 hereof); and (d) stockholders’ equity of at least $4.00 million (as such terms are defined in the AMEX rules and regulations); or (4) a transaction pursuant to which the Company is acquired or merged with and into another entity in exchange for consideration having a value equal to or less than $2.50 per share (subject to adjustments in accordance with Section 9 hereof) before the fifth anniversary of the Original Issue Date; provided, however, that the third anniversary deadline set forth in clause (1) above, and the 90 day period set forth in clauses (2) and (3) above shall automatically be extended for a period equal to such number of days by which the NASDAQ Composite Index or the AMEX Composite Index, as the case may be, is more than thirty-five percent (35%) below the closing NASDAQ Composite Index or AMEX Composite Index, respectively, on the Original Issue Date.

"Exercise Price" means $0.001, subject to adjustment in accordance with Section 9.

“Expiration Date” means the earlier of (1) February [ ], 2013, (2) if the Company becomes listed on AMEX, the date upon which the Holder sells any shares of Common Stock within two years after the Company is first listed on AMEX, at a price per share that would adversely impact the ability of the Company to maintain a closing price for its Common Stock of at least $2.00 per share, and (3) the date upon which the closing price of the Common Stock of the Company on NASDAQ or AMEX is $4.00 per share (subject to adjustments in accordance with Section 9 hereof) or more for any 12 consecutive month period; provided, however, that the Expiration Date as defined above shall automatically be extended for a period equal to such number of days by which the NASDAQ Composite Index or the AMEX Composite Index, where the Company’s shares are listed, is more than thirty-five percent (35%) below the closing NASDAQ Composite Index or AMEX Composite Index, respectively, on the Closing Date.

"Fundamental Transaction" means any of the following: (1) the Company effects any merger or consolidation of the Company with or into another Person, (2) the Company effects any sale of all or substantially all of its assets in one or a series of related transactions, (3) any tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, or (4) the Company effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property.

“Original Issue Date” means the Original Issue Date first set forth on the first page of this Warrant.

"Purchase Agreement" means the Securities Purchase Agreement, dated February [ ], 2008, to which the Company and the Holder are parties.

"Trading Day" means (i) a day on which the Common Stock is traded on a Trading Market (other than the OTC Bulletin Board), or (ii) if the Common Stock is not listed on a Trading Market (other than the OTC Bulletin Board), a day on which the Common Stock is traded in the over-the-counter market, as reported by the OTC Bulletin Board, or (iii) if the Common Stock is not quoted on any Trading Market, a day on which the Common Stock is quoted in the over-the-counter market as reported by the Pink Sheets LLC (or any similar organization or agency succeeding to its functions of reporting prices); provided, that in the event that the Common Stock is not listed or quoted as set forth in (i), (ii) and (iii) hereof, then Trading Day shall mean a Business Day.

2.  Registration of Warrant. The Company shall register this Conditional Warrant upon records to be maintained by the Company for that purpose (the "Warrant Register"), in the name of the record Holder hereof from time to time. The Company may deem and treat the registered Holder of this Conditional Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

3.  Registration of Transfers. The Company shall register the transfer of any portion of this Conditional Warrant in the Warrant Register, upon surrender of this Conditional Warrant, with the Form of Assignment attached hereto duly completed and signed, to the Company at its address specified herein. Upon any such registration or transfer, a new Conditional Warrant to purchase Common Stock, in substantially the form of this Conditional Warrant (any such new Warrant, a "New Conditional Warrant"), evidencing the portion of this Conditional Warrant so transferred shall be issued to the transferee and a New Conditional Warrant evidencing the remaining portion of this Conditional Warrant not so transferred, if any, shall be issued to the transferring Holder. The acceptance of the New Conditional Warrant by the transferee thereof shall be deemed the acceptance by such transferee of all of the rights and obligations of a holder of a Conditional Warrant.

4.  Exercise and Duration of Warrants. This Conditional Warrant shall be exercisable by the registered Holder, in whole or in part, at any time and from time to time on or after an Exercise Event through and including the Expiration Date. At 6:30 p.m., New York City time on the Expiration Date, the portion of this Conditional Warrant not exercised prior thereto shall be and become void and of no value. The Company may not call or redeem any portion of this Conditional Warrant without the prior written consent of the affected Holder.

5.  Delivery of Conditional Warrant Shares.

(a)  To effect exercises hereunder, the Holder shall not be required to physically surrender this Conditional Warrant unless the aggregate Conditional Warrant Shares represented by this Conditional Warrant is being exercised. Upon delivery of the Exercise Notice (in the form attached hereto) to the Company (with the attached Conditional Warrant Shares Exercise Log) at its address for notice set forth herein and upon payment of the Exercise Price multiplied by the number of Conditional Warrant Shares that the Holder intends to purchase hereunder, the Company shall promptly (but in no event later than three Trading Days after the Date of Exercise (as defined herein)) issue and deliver to the Holder, a certificate for the Conditional Warrant Shares issuable upon such exercise, which, unless otherwise required by the Purchase Agreement, shall be free of restrictive legends. The Company shall, subsequent to the date on which a registration statement covering the resale of the Conditional Warrant Shares has been declared effective by the Securities and Exchange Commission, use its reasonable best efforts to deliver Conditional Warrant Shares hereunder electronically through the Depository Trust Corporation or another established clearing corporation performing similar functions, if available, provided, that, the Company may, but will not be required to change its transfer agent if its current transfer agent cannot deliver Conditional Warrant Shares electronically through the Depository Trust Corporation. A "Date of Exercise" means the date on which the Holder shall have delivered to the Company: (i) the Exercise Notice (with the Conditional Warrant Exercise Log attached to it), appropriately completed and duly signed and (ii) if such Holder is not utilizing the cashless exercise provisions set forth in this Conditional Warrant, payment of the Exercise Price for the number of Conditional Warrant Shares so indicated by the Holder to be purchased.

(b)  If by the third Trading Day after a Date of Exercise the Company fails to deliver the required number of Conditional Warrant Shares in the manner required pursuant to Section 5(a), then the Holder will have the right to rescind such exercise.

(c)  If by the third Trading Day after a Date of Exercise the Company fails to deliver the required number of Conditional Warrant Shares in the manner required pursuant to Section 5(a), and if after such third Trading Day and prior to the receipt of such Conditional Warrant Shares, the Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Conditional Warrant Shares which the Holder anticipated receiving upon such exercise (a "Buy-In"), then the Company shall (1) pay in cash to the Holder the amount by which (x) the Holder's total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (y) the amount obtained by multiplying (A) the number of Conditional Warrant Shares that the Company was required to deliver to the Holder in connection with the exercise at issue by (B) the closing bid price of the Common Stock on the Date of Exercise and (2) at the option of the Holder, either reinstate the portion of the Warrant and equivalent number of Conditional Warrant Shares for which such exercise was not honored or deliver to the Holder the number of shares of Common Stock that would have been issued had the Company timely complied with its exercise and delivery obligations hereunder. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In.

(d)  The Company's obligations to issue and deliver Conditional Warrant Shares in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other Person of any obligation to the Company or any violation or alleged violation of law by the Holder or any other Person, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the Holder in connection with the issuance of Conditional Warrant Shares. Nothing herein shall limit a Holder's right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company's failure to timely deliver certificates representing Conditional Warrant Shares upon exercise of the Conditional Warrant as required pursuant to the terms hereof.

6.  Charges, Taxes and Expenses. Issuance and delivery of Conditional Warrant Shares upon exercise of this Conditional Warrant shall be made without charge to the Holder for any issue or transfer tax, withholding tax, transfer agent fee or other incidental tax or expense in respect of the issuance of such certificates, all of which taxes and expenses shall be paid by the Company; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the registration of any certificates for Conditional Warrant Shares or Conditional Warrants in a name other than that of the Holder. The Holder shall be responsible for all other tax liability that may arise as a result of holding or transferring this Warrant or receiving Conditional Warrant Shares upon exercise hereof.

7.  Replacement of Warrant. If this Conditional Warrant is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation hereof, or in lieu of and substitution for this Conditional Warrant, a New Conditional Warrant, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity (which shall not include a surety bond), if requested. Applicants for a New Conditional Warrant under such circumstances shall also comply with such other reasonable regulations and procedures and shall reimburse the Company for all other reasonable third-party costs as the Company may prescribe. If a New Conditional Warrant is requested as a result of a mutilation of this Conditional Warrant, then the Holder shall deliver such mutilated Conditional Warrant to the Company as a condition precedent to the Company’s obligation to issue the New Conditional Warrant.

8.  Reservation of Conditional Warrant Shares. The Company covenants that it will at all times reserve and keep available out of the aggregate of its authorized but unissued and otherwise unreserved Common Stock, solely for the purpose of enabling it to issue Conditional Warrant Shares upon exercise of this Conditional Warrant as herein provided, the number of Conditional Warrant Shares which are then issuable and deliverable upon the exercise of this entire Conditional Warrant, free from preemptive rights or any other contingent purchase rights of Persons other than the Holder (taking into account the adjustments and restrictions of Section 9). The Company covenants that all Conditional Warrant Shares so issuable and deliverable shall, upon issuance and the payment of the applicable Exercise Price in accordance with the terms hereof, be duly and validly authorized, issued and fully paid and nonassessable.

9.  Certain Adjustments. The Exercise Price and number of Conditional Warrant Shares issuable upon exercise of this Conditional Warrant are subject to adjustment from time to time as set forth in this Section 9.

(a)  Stock Dividends and Splits. If the Company, at any time while this Warrant is outstanding, (i) pays a stock dividend on its Common Stock or otherwise makes a distribution on any class of capital stock that is payable in shares of Common Stock, (ii) subdivides outstanding shares of Common Stock into a larger number of shares, or (iii) combines outstanding shares of Common Stock into a smaller number of shares, then in each such case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to clause (i) of this paragraph shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution, and any adjustment pursuant to clause (ii) or (iii) of this paragraph shall become effective immediately after the effective date of such subdivision or combination.

(b)  Fundamental Transactions. If, at any time while this Conditional Warrant is outstanding there is a Fundamental Transaction, then the Holder shall have the right thereafter to receive, upon exercise of this Conditional Warrant, the same amount and kind of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of the number of Conditional Warrant Shares then issuable upon exercise in full of this Conditional Warrant (the "Alternate Consideration"). For purposes of any such exercise, the determination of the Exercise Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of this Conditional Warrant following such Fundamental Transaction. The terms of any agreement pursuant to which a Fundamental Transaction is effected shall include terms requiring any such successor or surviving entity to comply with the provisions of this paragraph (b) and insuring that the Conditional Warrant (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a Fundamental Transaction.

(c)  General Protection. The Company will not, by amendment of its Certificate of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder, or impair the economic interest of the Holder, but will at all times in good faith assist in the carrying out of all the provisions hereof and in taking of all such actions and making all such adjustments as may be necessary or appropriate in order to protect the rights and the economic interests of the Holder against impairment.

(d)  Number of Conditional Warrant Shares. Simultaneously with any adjustment to the Exercise Price pursuant to this Section 9, the number of Conditional Warrant Shares that may be purchased upon exercise of this Conditional Warrant shall be increased or decreased proportionately, so that after such adjustment the aggregate Exercise Price payable hereunder for the adjusted number of Conditional Warrant Shares shall be the same as the aggregate Exercise Price in effect immediately prior to such

(e)  Calculations. All calculations under this Section 9 shall be made to the nearest cent or the nearest 1/100th of a share, as applicable. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company, and the disposition of any such shares shall be considered an issue or sale of Common Stock.

(f)  Notice of Adjustments. Upon the occurrence of each adjustment pursuant to this Section 9, the Company at its expense will promptly compute such adjustment in accordance with the terms of this Conditional Warrant and prepare a certificate setting forth such adjustment, including a statement of the adjusted Exercise Price and adjusted number or type of Conditional Warrant Shares or other securities issuable upon exercise of this Conditional Warrant (as applicable), describing the transactions giving rise to such adjustments and showing in detail the facts upon which such adjustment is based, and the method by which such adjustment was calculated. Upon the occurrence of each adjustment, the Company will promptly deliver a copy of each such certificate to the Holder and to the Company's Transfer Agent.

(g)  Notice of Corporate Events. If the Company (i) declares a dividend or any other distribution of cash, securities or other property in respect of its Common Stock, including without limitation any granting of rights or warrants to subscribe for or purchase any capital stock of the Company or any Subsidiary, (ii) authorizes or approves, enters into any agreement contemplating or solicits stockholder approval for any Fundamental Transaction or (iii) authorizes the voluntary dissolution, liquidation or winding up of the affairs of the Company, then the Company shall deliver to the Holder a notice describing the material terms and conditions of such transaction (but only to the extent such disclosure would not result in the dissemination of material, non-public information to the Holder) at least 10 calendar days prior to the applicable record or effective date on which a Person would need to hold Common Stock in order to participate in or vote with respect to such transaction, and the Company will take all steps reasonably necessary in order to insure that the Holder is given the practical opportunity to exercise this Conditional Warrant prior to such time so as to participate in or vote with respect to such transaction; provided, however, that the failure to deliver such notice or any defect therein shall not affect the validity of the corporate action required to be described in such notice.

10.  Payment of Exercise Price. The Holder may pay the Exercise Price in one of the following manners:

(a)  Cash Exercise. The Holder may deliver immediately available funds; or

(b)  Cashless Exercise. The Holder may notify the Company in an Exercise Notice of its election to utilize cashless exercise, in which event the Company shall issue to the Holder the number of Conditional Warrant Shares determined as follows:

X = Y [(A-B)/A]

where:

X = the number of Conditional Warrant Shares to be issued to the Holder.

Y = the number of Conditional Warrant Shares with respect to which this Warrant is being exercised.

A = the average of the closing prices for the five Trading Days immediately prior to (but not including) the Date of Exercise.

B = the Exercise Price.

For purposes of Rule 144 promulgated under the Securities Act, it is intended, understood and acknowledged that the Conditional Warrant Shares issued in a cashless exercise transaction shall be deemed to have been acquired by the Holder, and the holding period for the Conditional Warrant Shares shall be deemed to have commenced, on the date this Warrant was originally issued.

11.  No Fractional Shares. No fractional shares of Conditional Warrant Shares will be issued in connection with any exercise of this Conditional Warrant. In lieu of any fractional shares which would, otherwise be issuable, the Company shall pay cash equal to the product of such fraction multiplied by the closing price of one Conditional Warrant Share as reported by the applicable Trading Market on the date of exercise.

12.  Notices.

(a)  All notices and other communications made pursuant to this Conditional Warrant shall be in writing and shall be conclusively deemed to have been duly given:

(i)  in the case of hand delivery to the address set forth below, on the next Business Day after delivery;

(ii)  in the case of delivery by an internationally recognized overnight courier to the address set forth below, freight prepaid, on the next Business Day after delivery and signed receipt by the recipient; and

(iii)  in the case of a notice sent by facsimile transmission to the number and addressed as set forth below, on the next Business Day after delivery, if receipt of such facsimile transmission is confirmed.

(b)  For all notices given pursuant to one of the methods listed in sub-clause (a) above, a copy of the notice should also be sent by email to the email address set forth below.

(c)  Contact details:

            If to Holder:

 Address for notices being delivered by hand/courier:

c/o Inventages Whealth Management Inc.
Winterbotham Place, Marlborough & Queen Streets
P. O. Box N-3026
Nassau, The Bahamas, Attn: Dr. Gunnar Weikert

Always with a copy to: IVC SA, Route de Coppet 26A, 1291 - Commugny, Switzerland, Attn: Dr. Bogdan von Rueckmann

Always with a copy to:  weikert@inventages.com and portfolio@inventages.com

Number for notices being delivered by facsimile transmission:

To: IVC SA, Attn: Dr. Bogdan von Rueckmann, at: +41 21 823 0001

Always with a copy to: weikert@inventages.com and portfolio@inventages.com

If to the Company:

 Address for notices being delivered by hand/courier:

Organic To Go Food Corporation
3317 Third Avenue South
Seattle, Washington 98134
Attn: Chief Financial Officer

Number for notices being delivered by facsimile transmission:

To: Organic To Go Food Corporation, Attn: Chief Financial Officer, at: +1 206 299 3707

(d)   A party may change or supplement the contact details for service of any notice pursuant to this Conditional Warrant, or designate additional addresses, facsimile numbers and email addresses for the purposes of this Section 12, by giving the other parties written notice of the new contact details in the manner set forth above.

13.  Warrant Agent. The Company shall serve as warrant agent under this Conditional Warrant. Upon 10 days' notice to the Holder, the Company may appoint a new warrant agent. Any corporation into which the Company or any new warrant agent may be merged or any corporation resulting from any consolidation to which the Company or any new warrant agent shall be a party or any corporation to which the Company or any new warrant agent transfers substantially all of its corporate trust or shareholders services business shall be a successor warrant agent under this Conditional Warrant without any further act. Any such successor warrant agent shall promptly cause notice of its succession as warrant agent to be mailed (by first class mail, postage prepaid) to the Holder at the Holder's last address as shown on the Warrant Register.

14.  Miscellaneous.

(a)  This Conditional Warrant shall be binding on and inure to the benefit of the parties hereto and their respective successors and assigns. Subject to the preceding sentence, nothing in this Conditional Warrant shall be construed to give to any Person other than the Company and the Holder any legal or equitable right, remedy or cause of action under this Conditional Warrant. This Conditional Warrant may be amended only in writing signed by the Company and the Holder and their successors and assigns.

(b)  All questions concerning the construction, validity, enforcement and interpretation of this Conditional Warrant shall be governed by and construed and enforced in accordance with the internal laws of the State of California, without regard to the principles of conflicts of law thereof.

(c)  Each party agrees that any dispute, controversy, or claim arising in relation to this Conditional Warrant, including with regard to its validity, invalidity, breach, enforcement or termination, shall be resolved by binding arbitration in London, England, in accordance with the rules of arbitration which are in force in the United Kingdom on the date when the notice of arbitration is submitted. The arbitrability of such dispute, claim or controversy shall also be determined in such arbitration. Such arbitration proceeding shall be conducted in the English language before one (1) arbitrator agreed to by the parties. Both the foregoing agreement of the parties to arbitrate any and all such disputes, claims and controversies, and the results, determinations, findings, judgments and/or awards rendered through any such arbitration shall be final and binding on the parties hereto and may be specifically enforced by legal proceedings.

(d)  The headings herein are for convenience only, do not constitute a part of this Conditional Warrant and shall not be deemed to limit or affect any of the provisions hereof.

(e)  In case any one or more of the provisions of this Conditional Warrant shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Conditional Warrant shall not in any way be affected or impaired thereby and the parties will attempt in good faith to agree upon a valid and enforceable provision which shall be a commercially reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Warrant.

(f)  Prior to exercise of this Conditional Warrant, the Holder hereof shall not, by reason of being a Holder, be entitled to any rights of a stockholder with respect to the Conditional Warrant Shares.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK,
SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Company has caused this Conditional Warrant to be duly executed by its authorized officer as of the date first indicated above.

ORGANIC TO GO FOOD CORPORATION

By:
Name: Jason Brown
Title: Chairman and Chief Executive Officer

Signature Page to Conditional Warrant

EXERCISE NOTICE
ORGANIC TO GO FOOD CORPORATION
CONDITIONAL WARRANT DATED FEBRUARY [ ], 2008

The undersigned Holder hereby irrevocably elects to purchase _____________ shares of Common Stock pursuant to the above referenced Conditional Warrant. Capitalized terms used herein and not otherwise defined have the respective meanings set forth in the Conditional Warrant.

(1)  The undersigned Holder hereby exercises its right to purchase _________________ Conditional Warrant Shares pursuant to the Conditional Warrant.

(2)  The Holder intends that payment of the Exercise Price shall be made as (check one):

____ “Cash Exercise” under Section 10

____  “Cashless Exercise” under Section 10

(3)  If the holder has elected a Cash Exercise, the holder shall pay the sum of $____________ to the Company in accordance with the terms of the Conditional Warrant.

(4)  Pursuant to this Exercise Notice, the Company shall deliver to the holder _______________ Conditional Warrant Shares in accordance with the terms of the Conditional Warrant.

Dated: _________, ____	Name of Holder:

(Print)

By:
Name:
Title:

(Signature must conform in all respects to name of holder as specified on the face of the Warrant)

Conditional Warrant Shares Exercise Log

Date	Number of Conditional Warrant Shares Available to be Exercised	Number of Conditional Warrant Shares Exercised	Number of Conditional Warrant Shares Remaining to be Exercised

ORGANIC TO GO FOOD CORPORATION
CONDITIONAL WARRANT ORIGINALLY ISSUED FEBRUARY  [ ], 2008
CONDITIONAL WARRANT NO. [ ]
FORM OF ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto ________________________________ the right represented by the above-captioned Conditional Warrant to purchase ____________ shares of Common Stock to which such Conditional Warrant relates and appoints ________________ attorney to transfer said right on the books of the Company with full power of substitution in the premises.

Dated: _______________, ____

______________________________________________
(Signature must conform in all respects to name of holder as specified on the face of the Warrant)

_______________________________________________
Address of Transferee

_______________________________________________

_______________________________________________

In the presence of:

__________________________